UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2011

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(408) 200-3040

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2011, the Board of Directors, or the Board, of EMRISE Corporation (the “Company”) elected Graham Jefferies as a Class II director.  Mr. Jefferies’ term shall begin on March 1, 2011 and shall end when the Class II directors are elected at the Company’s 2013 annual meeting.

Mr. Jefferies is a key executive of the Company with extensive experience in electronic device and telecommunications industries.  Mr. Jefferies has worked in a number of key executive roles since joining the Company as Managing Director of Digitran UK in 1992, ultimately becoming President and Chief Operating Officer of the Company in July 2009.  Mr. Jefferies’ expertise and experience in engineering, business development and operations will enhance the decision making process of the Board.

Mr. Jefferies has a Bachelor of Science degree in engineering from Leicester University in England.

There is no arrangement or understanding between Mr. Jefferies and any other persons pursuant to which he was selected as a director.  Mr. Jefferies has not had, and will not have, a direct or indirect material interest in any transactions since the beginning of the Company’s last two fiscal years or in any currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, as contemplated under Items 404(a) and (d) of Regulation S-K.  There is no family relationship among the Company’s officers and directors and Mr. Jefferies.

Item 8.01               Other Events.

On February 7, 2011, the Company issued a press release to announce the Board’s election of Graham Jefferies as a Class II director.

A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company regarding the election of Graham Jefferies to the Company’s Board of Directors, dated February 7, 2011.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2010		EMRISE CORPORATION

	By:	/s/ Brandi L. Festa
Brandi L. Festa
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company regarding the election of Graham Jefferies to the Company’s Board of Directors, dated February 7, 2011.*

* Filed herewith.